UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/18/2009

NMT Medical, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-21001

Delaware	95-4090463
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

27 Wormwood Street, Boston, MA 02210-1625
(Address of principal executive offices, including zip code)

617-737-0930
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

(a) Effective December 18, 2009, NMT Medical, Inc. ("NMT") and Lloyd A. Marks ("Marks") entered into a Settlement Agreement (the "Agreement") with W.L. Gore & Associates, Inc ("Gore"). The Agreement settles litigation that NMT and Marks brought against Gore.
The Agreement settles a patent infringement lawsuit alleging that Gore's GORE HELEX Septal Occluder device was infringing U.S. Patent No. 5,108,420 (the "'420 patent"), relating to aperture occlusion devices, to which NMT has an exclusive license.
The Agreement requires that Gore pay NMT $2.75 million prior to noon, on December 31, 2009. The litigation brought by NMT and Marks against Gore has been resolved and is being dismissed with prejudice. The cash payment will be shared equally between NMT and Marks, the inventor of the patent, after reimbursement of NMT's legal fees and expenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NMT Medical, Inc.

Date: December 23, 2009	By:	/s/ Richard E. Davis
Richard E. Davis
Chief Operating Officer